Exhibit 2.1

NUMBER

Incorporated under the laws of the Republic of the Marshall Islands

SHARES

OCEANPAL INC.

TOTAL AUTHORIZED ISSUE

500 SHARES – $0.01 PAR VALUE

REGISTERED STOCK

This Certifies that ______________________________ *is the owner of* ______________________________ *fully paid and non-assessable shares of the above Corporation transferable only on the books of the Corporation by the holder thereof in person or by a duly authorized Attorney upon surrender of this Certificate.*

Witness, the seal of the Corporation and the signature of its duly authorized officer(s).

Dated:

____

FOR VALUE RECEIVED,	hereby sells, assigns
and transfers unto
Shares of the Common Stock of
standing in our name on the books of
said Corporation represented by Certificate No.	herewith, and do hereby irrevocably
constitute and appoint	as attorney to transfer
the said stock on the books of said Corporation with full power of substitution in the premises.

Dated

In presence of ___________________________________	________________________________________________ Name: Title: